Exhibit 2.1

EXECUTION VERSION

THIS AMENDMENT NO. 2 TO THE TRANSACTION AGREEMENT, dated as of October 19, 2012 (this “Amendment”), is entered into by and among Cooper Industries plc, a company incorporated in Ireland (“Cooper”), Eaton Corporation, an Ohio corporation (“Eaton”), Eaton Corporation Limited (formerly known as Abeiron Limited), a company incorporated in Ireland (“Holdco”), Abeiron II Limited (formerly known as Comdell Limited), a company incorporated in Ireland (“IrSub”), Turlock B.V., a company incorporated in the Netherlands (“EHC”), Eaton Inc., an Ohio corporation (“U.S. Holdco”), and Turlock Corporation, an Ohio corporation (“MergerSub”, and together with Cooper, Eaton, Holdco, IrSub and EHC, the “Original Parties”, and together with U.S. Holdco, the “Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Transaction Agreement, dated as of May 21, 2012, by and among the Original Parties, as amended by Amendment No. 1 to the Transaction Agreement, dated as of June 22, 2012, by and among the Parties (the “Transaction Agreement”).

WHEREAS, each of the Parties desires to amend and supplement the Transaction Agreement in certain respects as described in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment of Clause 4.9. Clause 4.9 of the Transaction Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

Notwithstanding anything to the contrary contained in this Clause 4, no Fractional Entitlements shall be issued by Holdco under Clause 4.1 or Clause 4.3, and all Fractional Entitlements in respect of Cooper Options or Cooper Share Awards shall be aggregated and sold in the market by the Exchange Agent with the net proceeds of any such sale distributed pro-rata to the holders of such Cooper Options or Cooper Share Awards in accordance with the Fractional Entitlements to which they would otherwise have been entitled.

2. Amendment of Clause 6.2. Clause 6.2(a)(ii)(B) of the Transaction Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

(B) As of May 21, 2012, the authorised share capital of Holdco consists of 750,000,000 ordinary shares, par value $0.01 per share, and 40,000 deferred ordinary shares, par value €1.00 per share, of which 100 ordinary shares, par value $0.01 per share, are currently issued. All of the issued shares in Holdco have been validly issued, are fully paid and nonassessable and, except as contemplated by Exhibit 8.1(b)(ii), are owned directly by Matsack Nominees Limited (95 shares) and Matsack Trust Limited, Matsack UK Limited, Matsack Nominees UK Limited, George Brady and Pat English (1 share each), free and clear of any Lien. As of the date of the sanction by the High Court of the Scheme, the authorised share capital of Holdco will consist of (i) 750,000,000 ordinary shares, par value $0.01 per share, (ii) 40,000 deferred ordinary shares, par value

€1.00 per share, (iii) 10,000,000 serial preferred shares, par value $0.01 per share, and (iv) 10,000 A preferred shares, par value $1.00 per share. The authorised share capital of IrSub consists of 100,000,000 ordinary shares, par value $0.01 per share, of which 100 ordinary shares are currently issued. All of the issued shares in IrSub have been validly issued, are fully paid and nonassessable and are owned directly by Holdco free and clear of any Lien. The authorised share capital of EHC consists of 900 ordinary shares, par value €100.00 per share, of which 180 ordinary shares are currently issued. All of the issued shares in EHC have been validly issued, are fully paid and nonassessable and are owned directly by IrSub free and clear of any Lien. The authorised capital stock of U.S. Holdco consists of 10,000 common shares, with no par value, of which 1,000 common shares are currently issued. All of the issued shares in U.S. Holdco have been validly issued, are fully paid and nonassessable and are owned directly by EHC free and clear of any Lien. The authorised capital stock of MergerSub consists of 10,000 common shares, with no par value, of which 1,900 shares are currently issued. Each of the issued shares in MergerSub has been validly issued, is fully paid and nonassessable and is owned directly by EHC or U.S. Holdco free and clear of any Lien. All of the Share Consideration, when issued pursuant to the Acquisition and the Merger and this Agreement and delivered pursuant hereto will, at such time, be duly authorised, validly issued, fully paid and non-assessable and free of all Liens and pre-emptive rights.

3. Amendment of Clause 7.4(f). Clause 7.4(f) of the Transaction Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

(f) As of the Effective Time, HoldCo and Eaton each hereby expressly guarantees the obligations of Cooper and Cooper US, Inc. under the MCAs set forth in Section 6.1(i)(v)(B) of the Cooper Disclosure Schedule; provided, however, that the foregoing shall not relieve Cooper or Cooper US, Inc. of their obligations under each such MCA.

4. Amendment of Exhibit 8.1(b)(ii). Exhibit 8.1(b)(ii) to the Transaction Agreement hereby is replaced in its entirety with Annex 1 attached hereto.

5. Amendment of Clause 8.1(c)(i)(B). Clause 8.1(c)(i)(B) of the Transaction Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

(B) issue 0.77479 (the “Exchange Ratio”) of a Holdco Share (“the “Share Consideration” and, together with the Cash Consideration and any cash in lieu of Fractional Entitlements due to a Cooper Shareholder, the “Scheme Consideration”) to the applicable Cooper Shareholder (and/or their nominees), which Share Consideration shall be duly authorised, validly issued, fully paid and non-assessable and free of Liens and pre-emptive rights; provided, however, that no fractions of Holdco Shares (the “Fractional Entitlements”) shall be issued by Holdco to the Cooper Shareholders under this Clause 8.1(c)(i)(B), and all Fractional Entitlements that would otherwise have been due to any Cooper Shareholders shall be aggregated and sold in the market by the Exchange Agent with the net proceeds of any such sale distributed pro-rata to such Cooper Shareholders in accordance with the Fractional Entitlements to which they would otherwise have been entitled;

6. Amendment of Clause 8.2.

(a) The last sentence of Clause 8.2(a) is hereby amended, supplemented and restated to read as follows:

As a result of the Merger, each outstanding share of the Surviving Corporation shall be owned by either EHC or U.S. Holdco and the Surviving Corporation shall become an indirect, wholly owned subsidiary of Holdco.

(b) Clause 8.2(f)(i) of the Transaction Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

(i) Conversion of Eaton Common Stock. Each Eaton Share issued and outstanding immediately prior to the Merger Effective Time, and all rights in respect thereof, shall be cancelled and automatically converted into and become the right to receive one Holdco Share from either EHC or U.S. Holdco and any cash in lieu of Fractional Entitlements due to an Eaton Shareholder (the “Merger Consideration”); provided, however, that no Fractional Entitlements shall be due from EHC or U.S. Holdco to any Eaton Shareholders under this Clause 8.2(f)(i), and all Fractional Entitlements that would otherwise have been due to any Eaton Shareholders shall be aggregated and sold in the market by the Exchange Agent with the net proceeds of any such sale distributed pro-rata to such Eaton Shareholders in accordance with the Fractional Entitlements to which they would otherwise have been entitled. As a result of the Merger, at the Merger Effective Time, each holder of record of a certificate or certificates which immediately prior to the Merger Effective Time represented outstanding Eaton Shares (the “Eaton Certificates”) and each holder of record of a non-certificated outstanding Eaton Share represented by book entry (“Eaton Book Entry Shares”) shall cease to have any rights with respect thereto, except the right to receive the consideration payable in respect of the Eaton Shares represented by such Eaton Certificate or Eaton Book Entry Share (as applicable) immediately prior to the Merger Effective Time to be delivered in accordance with Clause 8.2(g).

(c) Clause 8.2(f)(ii) of the Transaction Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

(ii) MergerSub Capital Stock. At the Merger Effective Time, by virtue of the Merger and without any action on the part of the Parties or any of their respective shareholders, each share of common stock of MergerSub issued and outstanding immediately prior to the Merger Effective Time, and all rights in respect thereof, shall forthwith be cancelled and cease to exist and be converted into one hundred (100) fully paid and nonassessable shares of common stock of the Surviving Corporation, which shall constitute the only outstanding shares of capital stock of the Surviving Corporation and all of which shall be held by EHC or U.S. Holdco.

(d) The first sentence of Clause 8.2(g)(i) of the Transaction Agreement is hereby amended and revised by replacing the defined term “U.S. Holdco” with the phrase “EHC and U.S. Holdco.”

(e) Clause 8.2(g)(ii) of the Transaction Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

(ii) Exchange Procedures. As soon as reasonably practicable after the Merger Effective Time, and in any event within four (4) Business Days after the Merger Effective Time, Holdco shall cause the Exchange Agent to mail to each holder of record of an Eaton Certificate and to each holder of record of an Eaton Book Entry Share, which at the Merger Effective Time were converted into the right to receive the Merger Consideration pursuant to Clause 8.2(f)(i), (i) a letter of transmittal (which shall specify that delivery shall be effected, and that risk of loss and title to the Eaton Certificates shall pass, only upon delivery of the Eaton Certificates to the Exchange Agent or, in the case of Eaton Book Entry Shares, upon adherence to the procedures set forth in the letter of transmittal), and (ii) instructions for use in effecting the surrender of the Eaton Certificates and Eaton Book Entry Shares, as applicable, in exchange for payment of the Merger Consideration therefor. Upon surrender of Eaton Certificates or Eaton Book Entry Shares (as applicable) for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Eaton Certificates or Eaton Book Entry Shares (as applicable) shall be entitled to receive in exchange therefor: (a) that number of Holdco Shares into which such holder’s Eaton Shares represented by such holder’s properly surrendered Eaton Certificates or Eaton Book Entry Shares (as applicable) were converted pursuant to Clause 8.2(f)(i), and the Eaton Certificates or Eaton Book Entry Shares (as applicable) so surrendered shall forthwith be cancelled, and (b) a check in an amount of U.S. dollars (after giving effect to any required withholdings pursuant to Clause 8.2(g)(ix)) equal to any cash dividends or other distributions that such holder has the right to receive pursuant to Clause 8.2(g)(iv) and the amount of any cash payable in lieu of any Fractional Entitlements that such holder has the right to receive pursuant to Clause 8.2(f)(i). No interest shall be paid or shall accrue for the benefit of holders of the Eaton Certificates or Eaton Book Entry Shares on the Merger Consideration payable in respect of the Eaton Certificates or Eaton Book Entry Shares.

(f) Clause 8.2(g)(iv) of the Transaction Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

(iv) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Holdco Shares with a record date after the Merger Effective Time shall be paid to the holder of any unsurrendered Eaton Certificate or Eaton Book Entry Shares (as applicable) with respect to the Eaton Shares represented thereby until such Eaton Certificate or Eaton Book Entry Shares (as applicable) has been surrendered in accordance with this Clause 8.2. Subject to applicable Law and the provisions of this Clause 8.2, following surrender of any such Eaton Certificate or Eaton Book Entry Shares (as applicable), there shall be paid to the record holder thereof by the Exchange Agent, without interest promptly after such surrender, (a) the number of Holdco Shares to which such record holder was entitled pursuant to this Clause 8.2 and the amount of any cash payable in lieu of any Fractional Entitlements that such holder has the right to receive pursuant to Clause 8.2(f)(i), (b) at the time of surrender, the amount of dividends or other distributions with a record date on or after the date of the Merger Effective Time and a payment date on or prior to the date of this surrender and not previously paid and (c) at the appropriate payment date, the dividends or other distributions payable with respect to those Holdco Shares with a record date on or after the date of the Merger Effective Time but on or prior to the date of this surrender and with a payment date subsequent to surrender.

(g) Clause 8.2(g)(viii) of the Transaction Agreement is hereby amended and revised by replacing the defined term “U.S. Holdco” wherever such defined term appears with the phrase “EHC, U.S. Holdco.”

7. Representations and Warranties.

(a) Cooper represents and warrants to Eaton as follows: Cooper has all requisite corporate power and authority to enter into this Amendment and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment and the consummation of the transactions contemplated hereby have been duly and validly authorised by the Cooper Board and no other corporate proceedings on the part of Cooper are necessary to authorise the consummation of the transactions contemplated hereby. This Amendment has been duly and validly executed and delivered by Cooper and, assuming this Amendment constitutes the valid and binding agreement of the Eaton Parties, constitutes the valid and binding agreement of Cooper, enforceable against Cooper in accordance with its terms. The execution and delivery by Cooper of this Amendment do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not conflict with or result in any violation of any provision of the Organisational Documents of Cooper or any of Cooper’s Significant Subsidiaries.

(b) Eaton and Holdco jointly and severally represent and warrant to Cooper as follows: Eaton and each Eaton Merger Party has all requisite corporate power and authority to enter into this Amendment and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment and the consummation of the transactions contemplated hereby have been duly and validly authorised by the Eaton Board and the board of directors of each Eaton Merger Party and no other corporate proceedings on the part of Eaton or any Eaton Merger Party are necessary to authorise the consummation of the transactions contemplated hereby. This Amendment has been duly and validly executed and delivered by Eaton and each Eaton Merger Party and, assuming this Amendment constitutes the valid and binding agreement of Cooper, constitutes the valid and binding agreement of Eaton and each Eaton Merger Party, enforceable against Eaton and each Eaton Merger Party in accordance with its terms. The execution and delivery by Eaton and each Eaton Merger Party of this Amendment do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not conflict with or result in any violation of any provision of the Organisational Documents of Eaton or any of Eaton’s Significant Subsidiaries or the Eaton Merger Parties.

8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the Laws of Ireland; provided, however, that the Merger and matters related thereto shall, to the extent required by the Laws of the State of Ohio, be governed by, and construed in accordance with, the Laws of the State of Ohio.

9. Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same Amendment. Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

10. Effect on the Transaction Agreement. Except as expressly set forth herein, this Amendment shall not modify or in any way affect any of the provisions of the Transaction Agreement, which shall remain in full force and effect. From and after the date hereof, all references to the term “Agreement” in the Transaction Agreement shall be deemed to refer to the Transaction Agreement, as amended hereby.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

IN WITNESS whereof the Parties have entered into this Amendment on the date specified above.

GIVEN under the common seal of COOPER INDUSTRIES PLC

/s/ Kirk S. Hachigian
Signature

Kirk S. Hachigian
Print Name Title: Director

/s/ Terrance v. Helz
Signature

Terrance v. Helz
Print Name Title: Secretary

[Signature Page to Amendment No. 2 to the Transaction Agreement]

IN WITNESS whereof the Parties have entered into this Amendment on the date specified above.

SIGNED for and on behalf of EATON CORPORATION by its authorised signatory:

/s/ Mark M. McGuire
Signature

Mark M. McGuire
Print Name Title: Executive Vice President and General Counsel

/s/ Thomas E. Moran
Signature

Thomas E. Moran
Print Name Title: Senior Vice President and Secretary

SIGNED for and on behalf of TURLOCK CORPORATION by its authorised signatory:

/s/ Thomas E. Moran
Signature

Thomas E. Moran
Print Name Title: Secretary

SIGNED for and on behalf of EATON INC. by its authorised signatory:

/s/ Mark M. McGuire
Signature

Mark M. McGuire
Print Name Title: General Counsel

[Signature Page to Amendment No. 2 to the Transaction Agreement]

2

IN WITNESS whereof the Parties have entered into this Amendment on the date specified above.

SIGNED for and on behalf of TURLOCK B.V. by its authorised signatory:

/s/ I.J.M. Teeuwen
Signature

I.J.M. Teeuwen
Print Name Title: Proxy Holder

/s/ B. van Dijk
Signature

B. van Dijk
Print Name Title: Proxy Holder

/s/ Mark M. McGuire
Signature

Mark M. McGuire
Print Name Title: Director

[Signature Page to Amendment No. 2 to the Transaction Agreement]

3

IN WITNESS whereof the Parties have entered into this Amendment on the date specified above.

SIGNED and DELIVERED AS A DEED by:

/s/ Thomas E. Moran
as duly authorised attorney of EATON CORPORATION LIMITED in the presence of:

/s/ Mary E. Huber	/s/ Thomas E. Moran
(Witness’ Signature)	Attorney Signature

Superior Ave., Cleveland, OH USA	Thomas E. Moran
(Witness’ Address)	Print Name

Lawyer
(Witness’ Occupation)

[Signature Page to Amendment No. 2 to the Transaction Agreement]

4

IN WITNESS whereof the Parties have entered into this Amendment on the date specified above.

SIGNED and DELIVERED AS A DEED by:

/s/ Thomas E. Moran
as duly authorised attorney of ABEIRON II LIMITED in the presence of:

/s/ Mary E. Huber	/s/ Thomas E. Moran
(Witness’ Signature)	Attorney Signature

Superior Ave., Cleveland, OH USA	Thomas E. Moran
(Witness’ Address)	Print Name

Lawyer
(Witness’ Occupation)

[Signature Page to Amendment No. 2 to the Transaction Agreement]

5

Annex 1

EXHIBIT 8.1(b)(ii)

All defined terms used herein shall have the meaning assigned to them in the Agreement.

The steps:

1.	IrSub creates a new class of A ordinary shares, allots one A ordinary share to a Person owned outside each of the Eaton Group and Eaton Merger Parties, converts its issued ordinary shares into preference shares and adopts a new memorandum and articles of association.

2.	IrSub allots and issues preference shares of US$0.01 each in IrSub to Holdco in exchange for the allotment and issue to IrSub of Holdco Shares.

3.	IrSub contributes all of the Holdco Shares held by it pursuant to Step 2 to EHC.

4.	EHC contributes 200,000 of the Holdco Shares held by it pursuant to Step 3 to U.S. Holdco.

5.	Holdco enters into a services agreement with Matheson Ormsby Prentice Solicitors or a company wholly owned by Matheson Ormsby Prentice Solicitors (in either case, “MOP”), pursuant to which Holdco issues A preferred shares (which will be non-voting) to MOP for services to be rendered, and MOP performs such services.

6.	The shareholders in Holdco pass a special resolution, in accordance with section 9 of the Companies (Amendment) Act 1983, to re-register as a public limited company, and Holdco applies to the Registrar of Companies for that purpose.

7.	Holdco is re-registered as a public limited company and the registrar issues to Holdco a certificate of incorporation as a public limited company in accordance with section 9 (6) of the Companies (Amendment) Act 1983.

8.	MergerSub borrows US$6.75 billion and lends up to US$6.75 billion to U.S. Holdco.

9.	U.S. Holdco subscribes for such number of Holdco Shares that is equal to the issued and outstanding shares of Eaton as of the Effective Time less the number of HoldCo Shares described in Step 3, in exchange for consideration in the form of cash, a promissory note or a combination thereof.